As filed with the Securities and Exchange Commission on July 17, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ANWORTH MORTGAGE ASSET CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Maryland	52-2059785
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

1299 Ocean Avenue, Suite 200
Santa Monica, California 90401
(Address of Principal Executive Offices)

1997 Stock Option and Awards Plan
(Full Title of the Plan)

Lloyd McAdams
Chairman and Chief Executive Officer
1299 Ocean Avenue, Suite 200
Santa Monica, California 90401
(310) 394-0115
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Mark J. Kelson
Allen Matkins Leck Gamble & Mallory LLP
1901 Avenue of the Stars, Suite 1800
Los Angeles, California 90067
(310) 788-2400

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

1997 Stock Option and Awards Plan Common Stock, $0.01 par value (options available for future grant)	900,000 shares	$12.05	$10,845,000	$997.74

(1)
This registration statement also covers an indeterminate number of shares which may be issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction, in accordance with Rule 416.

(2)
The proposed maximum offering price per share is estimated solely for the purpose of computing the amount of the registration fee under Rule 457(c) and (h). The proposed maximum offering price per share is based on the average of the high and low prices of the Registrant’s common stock as reported by the American Stock Exchange on July 15, 2002.

EXPLANATORY NOTE

Anworth Mortgage Asset Corporation, a Maryland corporation (the “Registrant”), previously filed its Registration Statement on Form S-8 (Registration No. 333-70478) (the “Initial Registration Statement”) with the Securities and Exchange Commission on September 28, 2001, for the purpose of registering shares of the Registrant’s common stock, par value $0.01 per share, issuable upon the grants of awards or the exercise of options granted pursuant to the Registrant’s 1997 Stock Option and Awards Plan (the “Plan”). At the time of the filing of the Initial Registration Statement, 600,000 shares of the Registrant’s common stock were authorized for issuance under the Plan. On June 11, 2002, the shareholders of Registrant voted to approve increasing the size of the Plan by 900,000 shares and provide for automatic annual increases in the number of shares authorized for issuance under the Stock Option and Awards Plan in an aggregate amount equal to two percent (2%) of the then outstanding shares of Registrant’s stock, subject to a maximum annual increase of 300,000 shares and a maximum aggregate number of shares available for issuance under the plan of 3,000,000 shares.

This Registration Statement brings the total number of authorized and registered shares under the Plan to 1,500,000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The Registrant hereby files this Registration Statement on Form S-8 for the purpose of registering an additional 900,000 shares of the Registrant’s common stock, issuable upon the grants of awards or the exercise of options granted pursuant to the Registrant’s 1997 Stock Option and Awards Plan. In accordance with General Instruction E to Form S-8, the Registrant incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8, Registration No. 333-70478, filed on September 28, 2001, including the information incorporated therein by reference.

Item 8.    Exhibits

Exhibit Number	Exhibit

4.1*	1997 Stock Option and Awards Plan

5.1	Opinion of Piper Rudnick LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Piper Rudnick LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on the signature page of this registration statement)

*
Incorporated by reference to Anworth Mortgage Asset Corporation’s Definitive Proxy Statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as filed with the Securities Exchange Commission on May 17, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Anworth Mortgage Asset Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on the 16th day of July, 2002.

ANWORTH MORTGAGE ASSET CORPORATION

By:	/s/ JOSEPH LLOYD MCADAMS
Joseph Lloyd McAdams President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of Anworth Mortgage Asset Corporation hereby constitute and appoint Joseph Lloyd McAdams and Thad M. Brown and each of them, as his true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and new registration statements relating to this Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 16th day of July, 2002.

Signature	Title

/s/ JOSEPH LLOYD MCADAMS Joseph Lloyd McAdams	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ THAD M. BROWN Thad M. Brown	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ JOSEPH E. MCADAMS Joseph E. McAdams	Executive Vice President and Director

/s/ JOE E. DAVIS Joe E. Davis	Director

/s/ CHARLES H. BLACK Charles H. Black	Director

/s/ CHARLES F. SMITH Charles F. Smith	Director

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1*	1997 Stock Option and Awards Plan

5.1	Opinion of Piper Rudnick LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Piper Rudnick LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on the signature page of this registration statement)

*
Incorporated by reference to Anworth Mortgage Asset Corporation’s Definitive Proxy Statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as filed with the Securities Exchange Commission on May 17, 2002.